As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERMUNE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3296648
(State of Incorporation)	(I.R.S. Employer Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Daniel G. Welch

Chairman, Chief Executive Officer and President

InterMune, Inc.

3280 Bayshore Blvd.

Brisbane, California 94005

(415) 466-2200

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Mark V. Roeder, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,670,094(2)	$9.60(3)	$25,632,902.40	$3,496.33

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Represents 2,670,094 shares of common stock available for future issuance under the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Restated Plan”), which number consists of (a) 1,700,000 shares of common stock reserved for future grants under the Restated Plan and (b) up to 970,094 shares of common stock previously available for issuance under the Company’s Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) or are subject to awards under the Directors’ Plan. To the extent outstanding awards under the Directors’ Plan are forfeited or lapse unexercised and which following the effective date of the Restated Plan are not issued under the Directors’ Plan, the shares of common stock subject to such awards will be available for future issuance under the Restated Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 2,670,094 shares registered hereunder (based on the average of the high ($9.81) and low ($9.39) prices for the Registrant’s Common Stock reported by The NASDAQ Stock Market on November 9, 2012).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 29, 2012, including information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission in connection with the Registrant’s 2012 Annual Meeting of Stockholders;

(b)	The Registrant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the Commission on May 10, 2012, August 8, 2012 and November 9, 2012, respectively;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on February 9, 2012 (with respect to Item 5.02 only), March 15, 2012, March 27, 2012, April 5, 2012, April 26, 2012 (with respect to Item 5.02 only), May 21, 2012, June 8, 2012, June 20, 2012, July 6, 2012, July 23, 2012 (with respect to Item 8.01 only), September 11, 2012, October 2, 2012 and October 17, 2012; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (No. 000-29801), filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 6, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The Registrant’s certificate of incorporation and bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them for certain events or occurrences, subject to certain limits, while the officer or director is or was serving at the Registrant’s request in such capacity. The Registrant also has and intends to maintain director and officer liability insurance.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Ownership and Merger. (2)

4.3	Amended and Restated Bylaws. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (5)

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (6)

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock. (7)

4.8	Specimen Common Stock Certificate. (1)

4.9	Indenture, dated as of June 24, 2008, between Registrant and The Bank of New York Trust Company, N.A. (including the form of 5.00% Convertible Note due 2015). (8)

4.10	Indenture, dated September 19, 2011, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee. (9)

4.11	First Supplemental Indenture, dated September 19, 2011, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the form of 2.50% Convertible Senior Note due 2018). (9)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	Amended and Restated 2000 Equity Incentive Plan. (10)

1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (No. 333-96029), as amended.
2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on March 24, 2010.
4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2004, as amended.
6)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 filed with the Commission on September 4, 2009 (No. 333-161758), as amended.
7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 18, 2001.
8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on June 24, 2008.
9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 19, 2011.
10)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on June 8, 2012.

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that: paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 13th day of November, 2012.

InterMune, Inc.

By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Daniel G. Welch and John C. Hodgman, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel G. Welch	Chairman, Chief Executive Officer and President (Principal Executive Officer)	November 13, 2012
Daniel G. Welch

/s/ John C. Hodgman	Senior Vice President, Finance Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2012
John C. Hodgman

/s/ Jean-Jacques Bienamé	Director	November 13, 2012
Jean-Jacques Bienamé

/s/ Louis Drapeau	Director	November 13, 2012
Louis Drapeau

/s/ Lars Ekman	Director	November 13, 2012
Lars Ekman, M.D., Ph.D.

/s/ James I. Healy	Director	November 13, 2012
James I. Healy, M.D., Ph.D.

/s/ David S. Kabakoff	Director	November 13, 2012
David S. Kabakoff, Ph.D.

/s/ Jonathan S. Leff	Director	November 13, 2012
Jonathan S. Leff

/s/Angus C. Russell	Director	November 13, 2012
Angus C. Russell

/s/ Frank Verwiel	Director	November 13, 2012
Frank Verwiel, M.D.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Ownership and Merger. (2)

4.3	Amended and Restated Bylaws. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (5)

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (6)

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock. (7)

4.8	Specimen Common Stock Certificate. (1)

4.9	Indenture, dated as of June 24, 2008, between Registrant and The Bank of New York Trust Company, N.A. (including the form of 5.00% Convertible Note due 2015). (8)

4.10	Indenture, dated September 19, 2011, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee. (9)

4.11	First Supplemental Indenture, dated September 19, 2011, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the form of 2.50% Convertible Senior Note due 2018). (9)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	Amended and Restated 2000 Equity Incentive Plan. (10)

1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (No. 333-96029), as amended.
2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on March 24, 2010.
4)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
5)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2004, as amended.
6)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 filed with the Commission on September 4, 2009 (No. 333-161758), as amended.
7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 18, 2001.
8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on June 24, 2008.
9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 19, 2011.
10)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K on June 8, 2012.